SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 20, 2016

Date of Report

(Date of Earliest Event Reported)

Synovus Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 649-2311

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 20, 2016, Synovus Financial Corp. (the “Company”) entered into Amendment No. 3 (the “Amendment”) to the Shareholder Rights Plan, dated as of April 26, 2010, as amended as of September 6, 2011 and April 24, 2013 (as so amended, the “Rights Plan”) between the Company and American Stock Transfer & Trust Company, LLC (as successor to Mellon Investor Services LLC), as rights agent.

The board of directors of the Company adopted the Rights Plan in 2010 to protect the Company’s ability to use certain tax assets, such as net operating loss carryforwards, capital loss carryforwards and certain built-in losses (the “Tax Benefits”), to offset future income. The Company’s use of the Tax Benefits in the future would be substantially limited if it experiences an “ownership change” for U.S. federal income tax purposes. In general, an “ownership change” will occur if there is a cumulative change in the Company’s ownership by “5-percent shareholders” (as defined under U.S. income tax laws) that exceeds 50 percentage points over a rolling three-year period.

The Rights Plan is designed to reduce the likelihood that the Company will experience an ownership change by discouraging (i) any person or group from becoming (a) a beneficial owner of 5% or more of the then outstanding common stock of the Company or (b) a “5-percent shareholder” (as defined under the U.S. income tax laws) with respect to the Company (in either case, a “Threshold Holder”) and (ii) any existing Threshold Holder from acquiring any additional stock of the Company. There is no guarantee, however, that the Rights Plan will prevent the Company from experiencing an ownership change.

A corporation that experiences an ownership change will generally be subject to an annual limitation on certain of its pre-ownership change tax assets in an amount generally equal to the equity value of the corporation immediately before the ownership change, multiplied by the “long-term tax-exempt rate” (subject to certain adjustments).

Under the amended terms of the Rights Plan, the Rights (as defined in the Rights Plan) were scheduled to expire on April 28, 2016. After careful consideration, the board of directors of the Company has concluded that that an extension of the expiration date under the Rights Plan is in the best interests of the Company and its shareholders.

The Amendment extends the final expiration date from April 28, 2016 to the close of business on April 29, 2019. Except for the foregoing change, the Rights Plan otherwise remains unmodified.

The Company presently intends to seek shareholder ratification of the Amendment at its 2017 Annual Meeting of Shareholders.

The above description of the Amendment is qualified by the full text of the Amendment being filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference in its entirety. The above description of the Rights Plan is qualified in its entirety by the full text of the Rights Plan, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 26, 2010, Amendment No. 1 to Shareholder Rights Plan, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on September 6, 2011, and Amendment No. 2 to Shareholder Rights Plan, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 24, 2013.

Item 3.01	Material Modification of Rights to Security Holders.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 3.01 by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

4.1	Amendment No. 3, dated April 20, 2016, to Shareholder Rights Plan dated as of April 26, 2010 (as amended) by and between Synovus Financial Corp. and American Stock Transfer & Trust Company, LLC.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP.
(“Synovus”)

Dated:	April 21, 2016	By:	/s/ Allan E. Kamensky
Allan E. Kamensky
Executive Vice President, General Counsel and Secretary